UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2015

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 29, 2015, Cytori Therapeutics, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”), with Oxford Finance LLC, as collateral agent and lender (“Oxford”) and the other lenders party thereto from time to time (together with Oxford, the “Lenders”), pursuant to which Oxford agreed to make a term loan to the Company in an aggregate principal amount of $17,700,000 (the “Term Loan”), subject to the terms and conditions set forth in the Loan Agreement (the “Loan Facility”).  In connection with securing the Loan Facility, the Company prepaid all outstanding amounts under its Loan and Security Agreement, dated June 28, 2013, with Oxford Finance LLC (the “Prior Agent”) and Silicon Valley Bank (together with the Prior Agent, the “Prior Lenders”), as amended from time to time (the “Prior Loan Agreement”), as more fully described in Item 1.02 of this Current Report on Form 8-K.

The aggregate principal amount of the Term Loan was made available to the Company on May 29, 2015. The Term Loan accrues interest at a floating rate equal to the three-month LIBOR rate (with a floor of 1.00%) plus 7.95% per annum.  The Company is required to make interest-only payments through June 1, 2016, and starting on July 1, 2016 (the “Amortization Commencement Date”), the Company is required to make payments of principal and accrued interest in equal monthly installments sufficient to amortize the Term Loan through June 1, 2019, the maturity date.  However, if the Company receives positive data on its US ACT-OA clinical trial or closes a licensing, partnership or similar transaction on terms acceptable to the Lenders by May 31, 2016, the Amortization Commencement Date will be deferred, and the interest-only period extended, to January 1, 2017. All unpaid principal and accrued and unpaid interest with respect to the Term Loan is due and payable in full on June 1, 2019.

As security for its obligations under the Loan Agreement, the Company granted a security interest in substantially all of its existing and after-acquired assets, subject to certain exceptions set forth in the Loan Agreement and excluding its intellectual property assets, which are subject to a negative pledge by the Company.

The Company is obligated to pay customary lender fees and expenses, including customary facility fees, for a credit facility of this size and type in the aggregate amount of approximately $50,000.  At maturity of the Term Loan, or earlier repayment in full following voluntary prepayment or upon acceleration, the Company is required to make additional payments in an aggregate amount equal to $1,088,550 (the “Terminal Payment”).

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, a minimum liquidity requirement of $5.0 million and limits or restrictions on the Company’s ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and dispose of assets. In addition, it contains customary events of default that entitle the Lenders to cause any or all of the Company’s indebtedness under the Loan Agreement to become immediately due and payable. The events of default (some of which are subject to applicable grace or cure periods), include, among other things, non-payment defaults, covenant defaults, a material adverse change in the Company, bankruptcy and insolvency defaults and material judgment defaults. The Company may voluntarily prepay the Term Loan in full, but not in part, and any voluntary or mandatory prepayment is subject to applicable prepayment premiums. The Company will also be required to pay the Terminal Payment in connection with any voluntary or mandatory prepayment.

The Company did not receive any proceeds from the Term Loan, after payment of Lender fees and expenses and all outstanding amounts under the Prior Loan Agreement. In addition, the Company used approximately $7.5 million of its net proceeds from its recent equity offering in connection with the prepayment of the Prior Loan Agreement.

On May 29, 2015, pursuant to the terms and conditions of the Loan Agreement, the Company issued to Oxford warrants to purchase an aggregate of up to 1,416,618 shares of the Company’s common stock at an exercise price equal to $0.6872 per share (the “Warrants”). The Warrants are exercisable on or after November 30, 2015 for cash or by net exercise and will expire ten years after their issuance on May 29, 2025.

The foregoing descriptions of the Loan Agreement, the Term Loan and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Loan Agreement and the Warrants, copies of which the Company intends to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.  A copy of the press release announcing the Loan Facility is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Prior Loan Agreement

On May 29, 2015, the Company prepaid all outstanding amounts under the Prior Loan Agreement, at which time the Company’s obligations under the Prior Loan Agreement immediately terminated. The Company paid to the Prior Agent and the Prior Lenders approximately $25.4 million, consisting of the then outstanding principal balance due of approximately $23.4 million, accrued but unpaid interest of approximately $0.2 million, final payment and other agency fees of approximately $1.8 million and other customary lender fees and expenses.  In connection with the termination, the Prior Lenders agreed to release their security interests in all collateral under the Prior Loan Agreement.

The material terms of the Prior Loan Agreement were previously disclosed in the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on July 1, 2013 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the issuance of the Warrants is incorporated by reference into this Item 3.02.

The offer and sale of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants were offered and sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2015, Paul W. Hawran informed the Board of Directors (the “Board”) of that Company that he has decided to retire from the Board effective upon the appointment of his successor.  The Board has commenced a search for Mr. Hawran's successor.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Cytori Therapeutics, Inc. Press Release, dated June 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: June 1, 2015	By: /s/ Tiago Girao
Tiago Girao
VP Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Cytori Therapeutics, Inc. Press Release, dated June 1, 2015